Exhibit 99.1

Corbus Pharmaceuticals Announces Call Notice for Exercise of Warrants

- Use of proceeds to advance Phase 2 clinical studies -

Norwood, MA (July 27, 2015) – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical stage pharmaceutical company targeting rare, chronic, and serious inflammatory and fibrotic diseases, announced today it has issued a call notice for the redemption of certain outstanding warrants issued to investors from April 2014 through May 2014 (the “Investor Warrants”). Under the terms of the Investor Warrants, which are exercisable at $1.00 per share, the Company has the right to call for an early exercise when the Company’s volume weighted average price equals or exceeds $2.50 per share for twenty consecutive trading days. On August 26, 2015, all Investor Warrants that are not exercised will be redeemed at a price of $0.0001 per Investor Warrant. If all of the Investor Warrants are exercised during the call notice period, the Company would receive gross proceeds of up to approximately $6.2 million. Since December 2014, the Company has already received approximately $5.1 million from the exercise of Investor Warrants. Aegis Capital Corp. has been engaged to act as the Company’s Warrant Solicitation Agent.

“We are pleased to call these remaining warrants which we expect will strengthen our balance sheet and simplify our capital structure. These are important financial milestones as we progress clinically with Resunab™ in multiple rare indications,” said Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “The right to call these warrants is part of a strategic financing mechanism included in the terms of a 2014 private placement. This call notice follows a year of significant milestone achievements that include the successful listing of our common stock on the NASDAQ Capital Market, the FDA clearance of the INDs covering all three of our planned Phase 2 clinical trials with Resunab and the $5 million development award we received from Cystic Fibrosis Foundation Therapeutics, Inc.”

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare, chronic and serious inflammatory and fibrotic diseases. Our lead product candidate Resunab™ is a novel oral drug that resolves chronic inflammation and fibrotic processes. Resunab is scheduled to commence Phase 2 clinical trials for the treatment of cystic fibrosis and diffuse cutaneous systemic sclerosis (“scleroderma”) in 2015. In July 2015, we initiated a Phase 2 clinical trial of Resunab in skin-predominant dermatomyositis funded by a grant from the National Institute of Arthritis and Musculoskeletal and Skin Diseases of the National Institutes of Health to the University of Pennsylvania School of Medicine. For more information, please visit www.CorbusPharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to impact of the warrant call and the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s Form 10-K filed on February 10, 2015 and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Jenene Thomas

Jenene Thomas Communications, LLC

Phone: +1 (908) 938-1475

Email: jenene@jenenethomascommunications.com

Media Contact

David Schull or Marissa Goberdhan

Russo Partners, LLC

Phone: +1 (858) 717-2310

Email: david.schull@russopartnersllc.com

Email: marissa.goberdhan@russopartnersllc.com

Source: Corbus Pharmaceuticals Holdings, Inc.

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